Exhibit 21.1


                              SOFTNET SYSTEMS, INC.

                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                            As of September 30, 1995



                       Communicate Direct, Inc. (Illinois)

                      Kansas Communications, Inc. (Kansas)

                 Micrographic Technology Corporation (Delaware)

             Utilization Management Associates, Inc. (Massachusetts)